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                                                                    EXHIBIT 4.34


                         AGREEMENT AND PLAN OF EXCHANGE


     This AGREEMENT AND PLAN OF EXCHANGE, dated as of October 31, 1996 (the "Plan"), by and among Parlux Fragrances, Inc., a corporation organized under the laws of the State of Delaware (the "Company") and GFL Performance Fund Ltd., a corporation organized under the laws of the British Virgin Islands ("GFL" or the "Holder");

                              W I T N E S S E T H:

     THAT WHEREAS, the Company and GFL are parties to a Regulation D Securities Note Purchase Agreement, entered into as of May 8, 1996 (the "May Agreement"), pursuant to which GFL purchased on May 17, 1996, an aggregate principal amount of $5,000,000 of the 5% Convertible Debentures Due May 1, 1998 (the "May Debentures") of the Company for an aggregate purchase price of $5,000,000;

     WHEREAS, GFL has converted $3,087,000 principal amount of the May Debentures into the Company's common stock in accordance with the terms of the May Agreement and the May Debentures; and

     WHEREAS, all of the parties hereto desire to enter into this Plan pursuant to which GFL will exchange the $1,913,000 aggregate principal amount of May Debentures currently held by it, plus accrued interest thereon in the amount of $24,166 for an aggregate of $2,274,754 principal amount of new 10% Bonds Due December 31, 1996 (the "Bonds") issued in the name of GFL;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               DEBENTURE EXCHANGE

     Section I.1 Debenture Exchange. On the date hereof, the following event (the "Exchange") shall take place: (i) GFL will exchange the aggregate of $1,913,000 principal amount of the May Debentures currently held by it, plus accrued interest thereon in the amount of $24,166, for an aggregate of $2,274,754 principal amount of the Bonds issued in the name of GFL. The terms and provisions of the


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Bonds are set forth in the form of the Bond attached hereto as Exhibit A. After the date hereof, the May Debentures will no longer be of any force and effect and the rights of GFL will be with respect only to the Bonds issued to GFL in accordance with the Exchange.

     Section I.2 Mechanics of Exchange of Debentures. On the date hereof, GFL will surrender to the Company the certificate representing the remaining May Debentures owned by it. Simultaneously with such delivery, the May Debentures owned by GFL immediately prior to the date hereof shall be canceled and the Bonds to be issued to GFL as set forth in Section 1.1above shall be issued to GFL.


                                   ARTICLE II

                      HOLDER REPRESENTATIONS AND WARRANTIES

     Section II.1 Representations and Warranties. As a material inducement to the Company to issue and deliver the Bonds to GFL as set forth above, the Holder represents and warrants to the Company as follows:

           (i) The Holder is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and, as of the date hereof, the Holder is not an affiliate of the Company.

           (ii) the Holder is acquiring the securities referred to in Section
      1.1 above for its own account solely for investment and not with a view to the distribution or sale thereof in violation of any federal or state securities laws;

           (iii) the Holder has had access to any and all information that such Holder has requested from the Company concerning the Company and has had the opportunity to ask questions of and receive answers from the Company regarding the Company's business and financial affairs;

           (iv) the Holder has not relied upon any representation or warranty by the Company that is not expressly set forth in this Plan (including the exhibits hereto);

           (v) the Holder has such knowledge and experience in financial and business matters as to be fully capable of evaluating the merits and risks of ownership of the Bonds;



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           (vi) the Holder understands that no federal or state agency has passed upon the Bonds;

           (vii) as of the date hereof, neither the Holder nor any of its affiliates or agents directly or indirectly maintain any net short position in any securities of the Company; and

           (viii) this Plan has been duly authorized, validly executed and delivered on behalf of the Holder and is a valid and binding agreement enforceable against the Holder in accordance with its terms, subject to general principles of equity and to bankruptcy or other similar laws affecting the enforcement of creditors' rights generally.

     Section II.2 Survival and Indemnification. The foregoing representations and warranties shall survive the issuance and delivery of the Bonds, as set forth herein. The Holder shall indemnify and hold the Company harmless from and against all damages, losses and expenses (including, without limitation, reasonable attorneys' fees, court costs and disbursements) suffered or paid, directly or indirectly, by the Company arising out of the failure of any of the foregoing representations and warranties made by such Holder to be true and correct in all material respects on and as of the date hereof.


                                   ARTICLE III

                     COMPANY REPRESENTATIONS AND WARRANTIES

     Section III.1 Representations and Warranties. As a material inducement to the Holder to accept the Bonds from the Company as set forth above, the Company represents and warrants as follows:

           (i) the issuance, sale and delivery of the Bonds are within the Company's corporate powers and have been duly authorized by all required corporate action on the part of the Company and its stockholders and when such securities are issued and delivered in accordance with the terms hereof and of the Bonds for the consideration expressed herein the Bonds will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to general principles of equity and to bankruptcy and similar laws affecting the enforcement of creditors' rights generally; and the issuance, sale and delivery of the Default Debentures (as defined in the Bonds) are within the Company's corporate powers and have been duly authorized by all required corporate action on the part of the Company and its stockholders and when the Default Debentures are issued and delivered


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      in accordance with the terms of the Bonds, the Default Debentures will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to general principles of equity and to bankruptcy and similar laws affecting the enforcement of creditors' rights generally;

           (ii) the issuance, sale and delivery of the shares of Common Stock issuable upon conversion, if necessary, of the Default Debentures (as such term is defined in the Bonds), is within the Company's corporate powers and have been duly authorized by all required corporate action on the part of the Company and its stockholders and when such securities are issued, sold and delivered in accordance with the terms hereof and of the Default Debentures for the consideration expressed herein, in the Bonds and in the Default Debentures, such securities will be duly and validly issued, fully paid and nonassessable;

           (iii) there are no preemptive rights of any shareholders of the Company;

           (iv) this Plan has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement enforceable against the Company in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

           (v) no event which, if the Bonds were outstanding, would constitute an Event of Default (as defined in the Bonds) or would, with giving of notice or the passage of time or both, constitute an Event of Default has occurred and is continuing; and

           (vi) The execution, delivery and performance of this Plan by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation or By-laws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the

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      business, operations, condition (financial or other), results of operations or prospects of the Company. Except as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Plan in accordance with the terms hereof.

     Section III.2 Survival and Indemnification. The foregoing representations and warranties shall survive the issuance and delivery of the Bonds, as set forth herein. The Company shall indemnify and hold GFL harmless from and against all damages, losses and expenses (including, without limitation, reasonable attorneys' fees, court costs and disbursements) suffered or paid, directly or indirectly, by GFL arising out of the failure of any of the foregoing representations and warranties made by the Company to be true and correct in all material respects on and as of the date hereof.


                                   ARTICLE IV

                                    COVENANTS

     Section IV.1 Certain Covenants. For so long as any Bonds or Default Debentures held by the Holder remain outstanding or the Holder beneficially owns any shares of Common Stock issued upon conversion of Default Debentures, the Company covenants and agrees with the Holder that:

           (a) It will maintain the listing of its Common Stock on the NASDAQ National Market;

           (b) Subsequent to the filing of the Amendment (as hereinafter defined), it will not issue stop transfer instructions to its transfer agent with respect to and will not place a restrictive legend on the shares of Common Stock issuable upon the conversion of the Default Debentures;

           (c) it will permit the Holder to exercise its right to convert the Default Debentures, if necessary, by telecopying an executed and completed Notice of Conversion to the Company and delivering the original Notice of Conversion and the certificate representing the Default Debentures, to the Company by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a conversion date. The Company will transmit the certificates representing shares of Common Stock issuable upon conversion of any Default Debentures (together with the certificates representing the Default Debentures, not so converted) to the Holder via express courier, by electronic


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      transfer or otherwise, within three business days after the date the
      Company has received the original Notice of Conversion and certificate representing the Default Debentures being so converted. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within such three-business day period, the Holder, prior to receiving such shares of Common Stock, will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; and

           (d) it will prepare and file with the Securities and Exchange Commission (the "Commission") not later than twenty days from the date hereof, a post-effective amendment (the "Amendment") to the registration statement, Registration No. 333-8395 (the "Registration Statement"), which was declared effective by the Commission on August 12, 1996, increasing the number of shares of Common Stock covered by the Registration Statement to Two Hundred percent (200%) of the number of shares of Common Stock issuable upon the conversion of the Default Debentures (the shares covered by the Registration Statement being referred to herein as the "Registration Shares") as would be issuable on the date of filing of the Amendment if all of the Default Debentures were converted on that date, pursuant to the rules and regulations of the Commission;

               (i) prepare and file with the Commission such additional amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period of not less than nine months and comply with the applicable provisions of the rules and regulations of the Commission;

               (ii) furnish to the Holder such number of copies of each prospectus included in the Registration Statement for the Registration Shares, including each preliminary prospectus, as such Holder shall reasonably request each of which shall be in conformity with the requirements of the rules and regulations of the Commission;

               (iii) notify the Holder at any time, but in any event no later than five days following the happening thereof, when a prospectus relating to such Registration Shares is required to be delivered under rules and regulations of the Commission, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the


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      light of circumstances then existing, and at the Holder's request, prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registration Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (iv) cause all of the Registration Shares to be listed on the NASDAQ National Market;

               (v) in instances where an exemption from such qualification is not available, use its best efforts to register or qualify the Registration Shares under the securities or Blue Sky laws of such jurisdictions as any such Holder shall reasonably request; and

               (vi) notwithstanding any other provision of this Plan, the Debentures or the Default Bonds, the Amendment shall be deemed a registration statement filed by the Company pursuant to the Registration Rights Agreement, dated as of May 8, 1996, by and among the Company and the Holder (the "Registration Rights Agreement") and the Registration Shares covered by the Amendment and any shares of Common Stock issuable by the Company pursuant to the Default Debentures shall be deemed Registrable Securities for all purposes of the Registration Rights Agreement.




     Section IV.2 Restrictive Legends. Subsequent to the filing of the Amendment, all shares of Common Stock issuable upon conversion of the Default Debentures, if necessary, will be issued without restrictive legend, in the name of the Holder on the date of the Notice of Conversion. The Company warrants that no stop transfer instructions have been given or will be given and that the Bonds, the Default Debentures, if necessary, and the shares of Common Stock issuable upon the conversion of the Default Debentures shall be freely transferable on the books and records of the Company.

                                    ARTICLE V

                                  MISCELLANEOUS

     Section V.1 Fees and Expenses. All costs and expenses incurred in connection with this Plan and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.



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     Section V.2 Amendment and Waiver. This Plan may be amended by the parties hereto only by an instrument in writing signed by all of the parties hereto. The failure of any party to insist in any one or more cases upon the strict performance of any of the terms and provisions of this Plan, or to exercise any right herein contained, shall not be construed as a waiver by such party of such terms and provisions or rights. No party shall be deemed to have waived any provision of this Plan unless such waiver shall be in writing and executed by such party.

     Section V.3 Entire Agreement. This Plan and the Exhibit hereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior or contemporaneous agreements and understandings, both written and oral, by and among the parties, or any of them, with respect to the subject matter hereof.

     Section V.4 Assignment. No party shall be entitled to assign its rights hereunder to any other person without the prior written consent of the other parties hereto, which consent shall not unreasonably be withheld.

     Section V.5 Governing Law. This Plan and the rights of the parties hereunder shall be governed by the laws of the State of Delaware without regard to the choice of law provisions thereof.

     Section V.6 Further Assurances. Each of the parties hereto shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further instruments, acts, deeds and assurances as may be reasonably required for the purpose of carrying out the provisions and intent of this Plan and the Exhibit annexed hereto.

     Section V.7 Counterparts. This Plan may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section V.8 May Agreement and Registration Rights Agreement. Except as amended by this Plan, the May Agreement and the Registration Rights Agreement shall remain in effect in accordance with their respective terms.



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     IN WITNESS WHEREOF, the parties have caused this Plan to be executed as of the date first written above.


                              PARLUX FRAGRANCES, INC.

                              By:  /s/ Frank A. Buttacavoli
                                 -------------------------------------
                              Name:  Frank A. Buttacavoli
                              Title:     Executive Vice President and CFO



                              GFL PERFORMANCE FUND LTD.

                              By: /s/  P.A. de Groot
                                 --------------------------------------
                              Name:  P.A. de Groot
                              Title:     President